Exhibit 10.23

SECOND AMENDMENT TO PATHOLOGY SERVICES AGREEMENT

THIS SECOND AMENDMENT TO PATHOLOGY SERVICES AGREEMENT (this “Amendment”) is made and entered into as of January 1, 2014, by and between VERACYTE, INC. (“Veracyte”) and THYROID CYTOPATHOLOGY PARTNERS, P.A. (“Pathologists”).

RECITALS

A.  Veracyte and Pathologists are parties to that certain Pathology Services Agreement dated November 12, 2010 between Veracyte and Brazos Valley Pathology, P.A. (the “Original Agreement”), as assigned to Pathologists on May 18, 2011 and as amended by the First Amendment to Pathology Services Agreement between Veracyte and Pathologists dated as of December 19, 2012 (the “First Amendment”; the Original Agreement, as assigned to Pathologists and as amended by the First Amendment is referred to herein as the “Agreement”), pursuant to which Pathologists provide certain professional pathology services to Veracyte.

B.  Section 7 of the First Amendment adds Section 8(d)(iv) to the Agreement to permit Pathologists to use and occupy portions of certain premises leased to Veracyte. Veracyte and Pathologists wish to amend the Agreement to set forth further additional terms and conditions related to Pathologists’ use and occupancy of those premises.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Use and Occupancy of Premises.  Effective as of January 1, 2013, Section 8(d)(iv) of the Agreement is hereby amended, in its entirety, to read as follows:

“(iv)  Pathologists shall be entitled to use one or more offices as mutually agreed from time to time in office space leased by Veracyte at 12357 A Riata Trace Parkway, Building 5, Austin, Texas 78727 (the “Premises”), pursuant to the Lease Agreement dated November 28, 2012 between Riata Holdings, L.P. and Veracyte (as amended from time to time, the “Lease”). Commencing on May 1, 2013, Pathologists shall reimburse Veracyte the proportionate share, including common areas, (based on the ratio of office space used by Pathologists relative to the total space leased by Veracyte) of Veracyte’s actual out-of-pocket occupancy costs for such space including base rent and operating expenses. Pathologists acknowledges that it has reviewed the Lease. Pathologists shall comply with all of the terms and conditions of the Lease, and, in the event a default under the Lease arises from any act or omission of Pathologists or its employees, agents or invitees, then (1) Pathologists shall promptly cure such default, and (2) Pathologists shall indemnify, defend and hold Veracyte harmless from all losses, costs, liabilities and damages (collectively, “Claims”) arising from such act or omission, including any Claims by the landlord under the Lease. Without limiting the generality of tbe foregoing, Pathologists shall obtain the following insurance coverages: commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence, $2,000,000 annual aggregate; with an additional $1,000,000 in umbrella coverage; commercial auto liability insurance covering automobiles owned, hired or used by a Permitted Occupant in carrying on its business at the Premises with limits not less than $1,000,000 combined single limit for each accident; and workers’ compensation insurance.

2.  Agreement in Full Force and Effect.  Except as provided above, the Agreement is unmodified hereby, and, as modified by this Amendment, the Agreement remains in full force and effect.

3.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument. The execution of facsimiles and/or PDF (i.e., email) versions of this Amendment shall be binding on the parties hereto.

IN WITNESS WHEREOF, Veracyte and Pathologists have executed this Amendment as of the day and year first above written.

THYROID CYTOPATHOLOGY PARTNERS, P.A. , a Texas professional association		VERACYTE, INC., a Delaware corporation

By:	/s/ Tom Traweek	By:	/s/ Shelly D.Guyer

Name:	Tom Traweek	Name:	Shelly D.Guyer

Title:	President, TCP	Title:	CFO